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                                                                     EXHIBIT 5

                                        October 17, 1996

Insight Enterprises, Inc.
1912 West Fourth Street
Tempe, Arizona 85281

        RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        In connection with the Registration Statement on Form S-3, including amendments and exhibits thereto (the "Registration Statement"), for the proposed offer and sale of up to 1,755,188 shares of Common Stock of Insight Enterprises, Inc. (the "Company"), which includes 228,938 of such shares which may be sold pursuant to an underwriters' over-allotment option (the "Shares"), by the Company and certain of the Company's stockholders, we are of the opinion that:

        1. at such time as (i) the pertinent provisions of the Securities Act of 1933, as amended, and such "Blue Sky" and securities laws as may be applicable have been complied with, (ii) the proposed form of Underwriting Agreement is duly executed and delivered by the parties thereto, and (iii) the certificates representing the Shares to be sold by the Company have been duly executed, countersigned, registered, and delivered against payment therefore as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares to be sold by the Company will be legally issued, fully paid, and nonassessable;

        2. the Shares being sold by certain of the Company's stockholders are legally issued, fully paid, and nonassessable; and

        3. the Shares being sold upon exercise of the outstanding options and warrants, when duly exercised in accordance with their terms, will be legally issued, fully paid and nonassessable.

        In rendering this option, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

        1. the genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;
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Insight Enterprises, Inc.
October 17, 1996
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                2.      the accuracy, completeness, and genuineness of all
        representations and certifications, with respect to factual matters, made to us by officers of the Company and public officials; and

                3.      the accuracy and completeness of Company records.

        The opinions expressed herein are limited solely to the laws of the State of Delaware. We express no opinion on the laws of any other jurisdiction or principles of conflicts of law and can assume no responsibility for the applicability of any such laws or principles.

        The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to review or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise, or should any facts or other matters upon which we have relied be changed.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.


                                                Very truly yours,




                                                SNELL & WILMER, L.L.P.